Exhibit 99.1

                               3884368 Canada Inc.
                                (the Corporation)

          Resolution of the Board of Directors of 3884368 Canada Inc.

October 25, 2002

IT IS HEREBY RESOLVED THAT:

     The nomination of George Lee as Director and sole officer of the corporation to take effect emmediately.

     The acceptance of Mr. Jean-Francois Amyot's resignation as Director and Officer of the Corporation to take effect immediately

     To accept the transfer of the Corporation held by Options Management Services Inc. to George lee for the consideration of $1.00

     The foregoing resolution is adopted in accordance with the provisions of the Canada Business Corporations Act., by all board members authorized to vote on behalf of the Corporation


/s/ JEAN FRANCOIS AMYOT                                           /s/ GEORGE LEE
-----------------------                                           --------------
per: Jean Francois Amyot                                         per: George Lee